UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 23, 2005, Dr. Ralph S. Cunningham was elected to serve as Group Executive Vice President and Chief Operating Officer of the general partner (the “General Partner”) of Enterprise Products Partners L.P. (the “Partnership”). Dr. Cunningham’s election is effective as of December 1, 2005.

Dr. Cunningham (age 65) currently serves as a director of Tetra Technologies, Inc. (a publicly traded energy services and chemicals company), EnCana Corporation (a Canadian publicly traded independent oil and natural gas company) and Agrium, Inc. (a Canadian publicly traded agricultural chemicals company). He retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. He previously served as a Director of the General Partner from 1998 until March 22, 2005, and of EPCO, Inc., from 1987 to 1997. Dr. Cunningham served as Chairman of the Board and a Director of the general partner of TEPPCO Partners, L.P. (a publicly traded pipeline limited partnership) from March 22, 2005 until November 23, 2005. The general partner of TEPPCO Partners L.P. is an indirect wholly-owned subsidiary of EPCO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,

its General Partner

Date: November 28, 2005	By: ___/s/ Michael J. Knesek_______________________
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal
Accounting Officer of Enterprise Products GP, LLC

Signature Page